Exhibit 99.1

March 1, 2024

Contact:
Dylan Wolin

Vice President, Strategic & Corporate Development and Treasurer
+1-630-227-2017

dylan.wolin@aarcorp.com

AAR completes acquisition of Triumph Group’s Product Support business

•	Also completed financings to fund the Acquisition, consisting of $550 million notes offering and an amendment to AAR’s existing revolving credit facility, upsizing the facility from $620 million to $825 million

Wood Dale, Illinois — AAR CORP. (NYSE: AIR) (“AAR” or the “Company”), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, today announced that it has completed its acquisition of Triumph Group’s (NYSE: TGI) Product Support business. Triumph Group’s Product Support business is a leading global provider of specialized maintenance, repair, and overhaul capabilities for critical aircraft components in the commercial and defense markets.

AAR previously announced on December 21, 2023, that it had entered into a definitive agreement to acquire Triumph Group’s Product Support business for an aggregate purchase price of $725 million in cash, subject to customary adjustments. The transaction was financed with proceeds from AAR’s previously announced $550 million notes offering and borrowings under its amended revolving credit facility.

“The completion of this acquisition scales AAR’s repair capabilities, expands our footprint in the APAC region, and enhances our ability to serve our global customers,” said John M. Holmes, AAR’s Chairman, President and CEO. “We’re excited to welcome more than 700 team members from the Product Support business who bring expertise in key areas to the AAR team.”

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

Forward-looking Statements

This press release contains certain statements relating to future business opportunities and conditions, as well as anticipated benefits of the proposed acquisition by the Company of Triumph Group's Product Support business (the “Acquisition”). Such statements are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and reflect management’s expectations about future conditions. Forward-looking statements often address our expected future operating and financial performance and financial condition, or sustainability targets, goals, commitments and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,’’ “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Factors that may cause actual results to differ materially from current expectations include, among others, risks associated with the Company’s ability to successfully integrate the acquired business; the Company’s ability to realize the anticipated benefits and synergies of the Acquisition as rapidly or to the extent anticipated; the effect of the Acquisition on the Company’s operating results and business generally; the amount of costs, fees and expenses related to the Acquisition; and other factors that could affect the Company’s business. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the Company’s other subsequent filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the Acquisition may not be realized. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.